Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Digital Realty Trust, Inc.
and
The Board of Directors of the General Partner
Digital Realty Trust, L.P.:
We consent to the incorporation by reference in the registration statements (Nos. 333-207330, 333-195524, 333-147746 and 333-121353) on Form S-8 of Digital Realty Trust, Inc., (Nos. 333-203535 and 333-129688) on Form S-3 of Digital Realty Trust, Inc., (No. 333-203535-01) on Form S-3 of Digital Realty Trust, L.P., (No. 333-208808-01) on Form S-4 of Digital Realty Trust, Inc. and (No. 333-208808) on Form S-4 of Digital Realty Trust, L.P. of our reports dated February 29, 2016, with respect to:

(i)
The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated income statements, statements of comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule III, properties and accumulated depreciation;

(ii)	The effectiveness of Digital Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2015; and

(iii)
The consolidated balance sheets of Digital Realty Trust, L.P. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated income statements, statements of comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule III, properties and accumulated depreciation, which reports appear in the December 31, 2015 annual report on Form 10-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P.

Our report dated February 29, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Digital Realty Trust Inc.’s internal control over financial reporting as of December 31, 2015, Telx Holdings, Inc.’s (Telx) internal control over financial reporting associated with total assets of $1.9 billion and total revenues of $81 million included in the consolidated financial statements of Digital Realty Trust, Inc. and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Digital Realty Trust, Inc. also excluded an evaluation of the internal control over financial reporting of Telx
.
/s/ KPMG LLP
San Francisco, California
February 29, 2016